Exhibit 99.3

Frequently Asked Questions

If you receive a question not on this list, please refer it to Ralph Pitts or Jessica Graham. Questions 1-18 will be posted on the Hanger with the associates email.

1.	Why did Belk go through this process?

Several months ago we started a new phase of strategic planning to position Belk for the future. As part of that planning process, we carefully considered a number of possible options, including possibly selling the company. It is our obligation to be good stewards of our stockholders’ investment, so we wanted to identify the path that offers the best return at an acceptable level of risk.

After a thorough exploration of all the options, management and the Board made the decision to partner with Sycamore Partners. Sycamore Partners understands the Belk brand and shares our passion to grow the company. We are confident a partnership with Sycamore will ensure Belk’s future in our increasingly competitive and changing industry landscape. We believe they are a great fit for Belk.

2.	Why did you decide to sell?

After a thorough exploration of all the options available to Belk, management and the Board made the decision to partner with Sycamore Partners. We will continue to operate as Belk, Inc. with our Modern. Southern. Style. brand, and we are confident a partnership with Sycamore will ensure Belk’s future in our increasingly competitive and changing industry landscape.

3.	Why Sycamore Partners?

Sycamore Partners is a private equity firm based in New York specializing in consumer and retail investments. Sycamore understands the Belk brand and shares our passion to grow the company. We believe they are a great fit for Belk.

Sycamore works with retail companies they believe have significant growth potential and Belk fits that description. We have a talented team, a strong brand, a footprint of close to 300 stores and a growing online presence. These assets put us in a strong position for further growth.

4.	What is the process at this point? How often will we receive updates?

Over the next several months, we will present the merger agreement to our shareholders for approval, and seek approvals from regulators. We expect the sale to be completed in the fourth quarter of calendar 2015. We will share additional information as it becomes available leading up to and following the close of the transaction.

5.	What do I tell vendors?

Our vendor partners are very important to our success, and we need to work hard to maintain those relationships. It will be important that we convey our confidence in Belk’s future with Sycamore Partners as we communicate with vendors. If you get questions from vendors, use the following talking points:

•	Belk has concluded its exploration of a sale, and we believe that a partnership with Sycamore Partners will ensure Belk’s future in our increasingly competitive and changing industry landscape.

–	Sycamore is the best partner for Belk. We share a passion for Belk and our strong brand – and a stronger Belk is good for our community.

–	We have a great future and will be partners in growth.

–	Sale pending regulatory and stockholder approval. Expect to close in Q4 of calendar 2015.

•	Sycamore Partners recognizes Belk’s talented team of associates, our unique position in the marketplace and our strong brand, as well as our operational strengths.

•	Sycamore Partners brings extensive resources and experience to the partnership. They specialize in consumer and retail investments, and have a long history of partnering with management teams to improve the operating profitability and strategic value of their businesses. They work with companies they believe have significant growth potential.

–	Our focus going forward will be on growth.

All media inquiries should be referred to Jessica Graham in Communications.

6.	What do I tell customers?

Thank them for their loyalty, and let them know we look forward to continuing to provide great products at a good value with excellent customer service. Assure them that Belk will remain the Belk they know and love. Tell them they can expect the same great assortments and brands that we have in place today, and the buying teams that cater to the customer’s preferences of “Modern Southern Style” will continue as before.

All media inquiries should be referred to Jessica Graham in Communications.

7.	I’m in the middle of contract negotiations with a third party vendor(s). What should I do?

Despite a transition in ownership, we will stay focused on the normal course of business and will continue to sign contracts. Consistent with our current policy, please make sure you work with Strategic Sourcing on contracts.

8.	Will Belk honor its existing contractual obligations with third party vendors?

Yes.

9.	What does this mean for existing commitments to the community?

We intend to honor existing commitments to the communities in which we’re currently involved. Being involved in our communities is an important part of our brand and our heritage and that will not change.

10.	How do I work toward my FY16 goals and beyond?

It’s critical that we continue to operate Belk as we do today. You should continue to work toward our goals, and to make decisions that are in the best long term interests of the company.

11.	What will happen to my 401(k)?

Vested 401(k) balances belong to you, the employee. The assets are held in a plan trust for the sole purpose of providing for your retirement. The assets are not accessible to any other party, buyer, creditor or Belk, Inc. The value of your 401(k) balance is affected by the contributions you and your employer make, and your investment elections. We will share additional details as more information becomes available.

12.	If I am currently eligible to retire, what will happen to my pension?

Pension benefits upon retirement will be determined under the terms of the Belk Pension Plan. As always, if you have general questions about your retirement benefits you can contact the Belk benefits center at 1-800-588-3700 or visit the benefits website at BelkBenefits.com. We will share additional details as more information becomes available.

13.	Will there be changes to my compensation and benefits, such as base pay, medical benefits, and vacation time?

Our intention is to stay the course with compensation and benefits.

14.	Are there going to be job cuts/store closings?

We don’t anticipate any layoffs or store closings as a result of this transaction. Sycamore has been very complimentary of our team of associates and excited about both our corporate office and our footprint of stores. They understand our unique position in the marketplace and our potential for further growth.

15.	What will happen with my medical benefits if I lose my job?

If you lose your job as a result of the change in control, severance is paid, per the terms of Belk’s severance plan, in a lump sum payment and you will be eligible to purchase an extension of medical plan coverage under COBRA. Details about COBRA coverage may be found in the summary plan description for the medical plan.

16.	What does this mean for people who have recently relocated?

As circumstances are unique to each relocation, please follow up directly with your HR Business Partners to address any specific individual questions.

17.	Will the company retain the Belk name and brand/corporate office?

Yes.

18.	Is there a chance this transaction won’t close?

Our expectation is that the transaction will close as scheduled, which we expect to occur during the fourth quarter of calendar 2015.

These FAQs have been prepared based on the information we have as of 8.24.15. Our Answers are subject to change as more information regarding the transaction becomes available.

Important Additional Information Regarding the Merger Will Be Filed With The SEC

In connection with the proposed merger, Belk, Inc. will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, BELK, INC.’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Belk, Inc. with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Belk, Inc.’s website at www.belk.com or by directing a request to: Belk, Inc., 2801 West Tyvola Road, Charlotte, NC 28217, ATTN: Investor Relations (704) 357-1000.

Participation in the Solicitation

Belk, Inc. and its directors, executive officers and certain other members of management and employees of Belk, Inc. may be deemed to be “participants” in the solicitation of proxies from the stockholders of Belk, Inc. in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Belk, Inc. in connection with the proposed merger, which may be different than those of Belk, Inc.’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Belk, Inc. and its directors and executive officers and their ownership of Belk, Inc.’s common stock in Belk, Inc.’s annual report on Form 10-K for the fiscal year ended January 31, 2015, which was filed with the SEC on April 14, 2015, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on April 23, 2015, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the merger when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Belk, Inc.’s website at www.belk.com.

Forward-Looking Statements

Certain statements made in this communication, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or other similar words. Examples of forward-looking statements in this news release include, but are not limited to, statements about the price, terms and closing date of the proposed transaction, and statements regarding stockholder and regulatory approvals and the satisfaction of various other conditions to the closing merger contemplated by the merger agreement. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain Belk, Inc. stockholder approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Belk, Inc.’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Belk, Inc. and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Belk, Inc.’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Belk, Inc.’s Annual Report on Form 10—K for the fiscal year ended January 31, 2015, which was filed with the SEC on April 14, 2015, under the heading “Item 1A. Risk Factors,” and in its subsequently filed reports with the SEC, including Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this news release, which speak only as of the date hereof. Belk, Inc. does not undertake to update any of these statements in light of new information or future events.